EX99.28(g)(1)(xvi)

Amendment to Master Global Custody Agreement between
the Customer and JPMorgan Chase Bank, National Association

    This Amendment to the Master Global Custody Agreement dated March 24, 2011, as amended (the "Agreement"), is between JPMorgan Chase Bank, National Association (the "Custodian"), and Jackson Variable Series Trust (formerly, Curian Variable Series Trust) ("JVST" or the "Trust").

Whereas, the following change has been approved by the Board of Trustees of JVST and the Board of Trustees of JNL Series Trust:

JVST Fund Merger:

-	JNL/Mellon Capital Frontier Markets 100 Index Fund of JVST into the JNL/Mellon Capital Emerging Markets Index Fund of JNL Series Trust.

Whereas, pursuant to the fund change outlined above, the parties have agreed to amend Schedule A of the Agreement to:

-	remove the JNL/Mellon Capital Frontier Markets 100 Index Fund from the list of funds under the JVST section of Schedule A.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 25, 2016, attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.
The Trust and the Custodian hereby each represent and warrant to the other parties that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such Trust or Custodian to this Amendment.

In Witness Whereof, the parties hereto have caused this Amendment to be executed, effective as of April 25, 2016.  This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Jackson Variable Series Trust		JPMorgan Chase Bank, National Association

By:	/s/ Kelly L. Crosser	By:	/s/ Anna Maria Calla Minniti
Name:	Kelly L. Crosser	Name:	Anna Maria Calla Minniti
Title:	Assistant Secretary	Title:	Vice President

Schedule A
List of Funds as of April 25, 2016

Jackson Variable Series Trust Funds
JNAM Guidance – Interest Rate Opportunities Fund
JNAM Guidance – Conservative Fund
JNAM Guidance – Moderate Fund
JNAM Guidance – Growth Fund
JNAM Guidance – Moderate Growth Fund
JNAM Guidance – Maximum Growth Fund
JNAM Guidance – Alt 100 Fund
JNAM Guidance – Equity 100 Fund
JNAM Guidance – Fixed Income 100 Fund
JNAM Guidance – Real Assets Fund
JNL Tactical ETF Conservative Fund
JNL Tactical ETF Moderate Fund
JNL Tactical ETF Growth Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Growth Fund
JNL/AQR Risk Parity Fund
JNL/BlackRock Global Long Short Credit Fund
JNL/Epoch Global Shareholder Yield Fund
JNL/FAMCO Flex Core Covered Call Fund
JNL/PIMCO Credit Income Fund
JNL/The Boston Company Equity Income Fund
JNL/The London Company Focused U.S. Equity Fund
JNL/Van Eck International Gold Fund
JNL/WCM Focused International Equity Fund

A-1